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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 2-91972, No. 2-97899, No. 33-39269, and No.
33-65396) and Form S-8 (No. 2-76445, No. 2-76444, No. 33-44371, No. 33-51791 and
No. 33-60053) of CIGNA Corporation, of our report dated February 13, 1996 appearing on Page 46 of the 1995 Annual Report to Shareholders of CIGNA Corporation which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference in such Registration Statements of our report on the Financial Statement Schedules, which appears on page FS-2 of this Form 10-K.

/s/ PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
March 29, 1996